EXHIBIT 5.1

July 13, 2010

Arcadia Resources, Inc.
9320 Priority Way West Drive
Indianapolis, Indiana 46240

     Re: Arcadia Resources, Inc., Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special counsel for Arcadia Resources, Inc., a Nevada corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Registration Statement.

     The Registration Statement relates to (1) the issuance and sale from time to time by the Company, pursuant to Rule 415 of the Securities Act, of the following securities of the Company: (i) shares of common stock, par value $0.001 per share, of the Company ("Common Stock"); (ii) shares of preferred stock of the Company (the "Preferred Stock"), in one or more series; (iii) warrants to purchase any of the securities described in clauses (i) or (ii) (collectively, the "Warrants"); (2) the issuance and sale from time to time by the Company, pursuant to Rule 415, of one or more series of senior or subordinated debt securities (the "Debt Securities"). The Preferred Stock, the Common Stock, the Warrants and the Debt Securities are collectively referred to herein as the "Offered Securities."

     Each series of Debt Securities will be issued pursuant to an indenture (the "Indenture") substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated into the Registration Statement by reference. Each Warrant will be issued pursuant to a warrant agreement (a "Warrant Agreement") substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act, and incorporated into the Registration Statement by reference.

     In rendering our opinion, we have investigated those questions of law as we have deemed necessary or appropriate for purposes of this opinion. We have also examined originals, or copies certified or otherwise identified to our satisfaction, of those documents, corporate or other records, certificates and other items that we deemed necessary to examine for purposes of this opinion, including:

     1. The Registration Statement, in the form in which it was signed by the Company on the date hereof and will be filed with the Commission under the Securities Act;

     2. A copy of the Amended and Restated Articles of Incorporation of the Company, together with all amendments thereto ("Articles");

     3. A copy of the Amended and Restated Bylaws of the Company, as amended to date ("Bylaws");

     4. A certificate of the Company as to certain factual matters, including adoption of certain resolutions of the board of directors; and

     5. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In our examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents and completeness of all documents submitted to us as certified or photostatic, facsimile or electronic copies and the authenticity of the originals of such certified or copied documents. As to certain matters expressed herein, we have relied upon and assumed the accuracy and completeness of certificates and reports of various state authorities and public officials and of the Company.

     Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

     1. With respect to the shares of Common Stock, when (i) a prospectus supplement and any other offering material with respect to the Common Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) appropriate corporate action has been taken to authorize the issuance of Common Stock, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iv) the Common Stock shall have been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with such corporate action, and (v) certificates representing shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Common Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and legally binding purchase agreement or agency agreement, or upon conversion, exchange or exercise of any other Offered Security or the instrument governing such Offered Security providing for such conversion, exchange or exercise, will be legally issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof). In rendering the opinion set forth in this Paragraph 1, we have assumed that, at the time of issuance of any Common Stock, (a) the Articles, the Bylaws and the Nevada Revised Statutes ("NRS") shall not have been amended after the date hereof so as to affect the validity of such issuance, and (b) there shall be sufficient Common Stock authorized under the Articles (as then in effect) and not otherwise reserved for issuance.

     2. With respect to the shares of any series of Preferred Stock, when (i) a prospectus supplement and any other offering material with respect to the Preferred Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) appropriate corporate action has been taken to authorize the issuance of Preferred Stock, to fix the terms thereof and to authorize the execution and filing of a certificate of designation relating thereto with the Secretary of State of the State of Nevada, (iii) such certificate of designation shall have been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Nevada, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (v) Preferred Stock with terms fixed by appropriate corporate action shall have been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with such corporate action, and (vi) certificates representing shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and legally binding purchase agreement or agency agreement, or upon conversion, exchange or exercise of any other Offered Security or the instrument governing such Offered Security providing for such conversion, exchange or exercise, will be legally issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof). In rendering the opinion set forth in this Paragraph 2, we have assumed that, at the time of issuance of any Preferred Stock, (a) the Articles, the Bylaws and the NRS shall not have been amended after the date hereof so as to affect the validity of such issuance, and (b) there shall be sufficient Preferred Stock authorized under the Articles (as then in effect) and not otherwise reserved for issuance.

      3. With respect to any series of Warrants, when (i) a prospectus supplement and any other offering material with respect to the Warrants shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing the Warrants), (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (iv) Warrants with such terms as are approved by appropriate corporate action are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the applicable Warrant Agreement, then, upon the happening of such events, such Warrants, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and legally binding purchase agreement or agency agreement, will be legally issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     4. With respect to any series of Debt Securities offered under the Indenture, when (i) a prospectus supplement and any other offering material with respect to such series of Debt Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) appropriate corporate action has been taken to authorize the issuance and terms of such series of Debt Securities and related matters and to authorize the execution and delivery of a the Indenture or a supplement to the Indenture, as applicable, and (iv) such Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture, as supplemented, and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, such Debt Securities, when issued and sold in accordance with the Indenture, as supplemented, and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and legally binding purchase agreement or agency agreement, will be legally issued and valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     The opinions set forth above (except for the opinions set forth in paragraphs 1 and 2 above) are subject to the following additional exceptions, limitations and qualifications: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally; (b) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and the discretion of the court before which any proceeding therefor may be brought; (c) public policy considerations which may limit the rights of parties to obtain remedies; (d) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification or contribution to a party with respect to a liability, whether because such indemnification or contribution is contrary to public policy or otherwise; (e) we express no opinion concerning the enforceability of the waiver of rights or defenses that may be contained in the Indenture; (f) the unenforceability of any provision requiring the payment of attorneys’ fees, except to the extent a court determines such fees to be reasonable; (g) we express no opinion with respect to any provisions of the Debt Securities or the Indenture that may provide for interest on interest or penalty interest or whether acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (h) requirements that a claim with respect to any Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; (i) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies; (j) we express no opinion regarding the effectiveness of any waiver in respect of any of the Offered Securities of any rights that a party has, or of duties that are owed to it, as a matter of law, or that is broadly stated or does not describe the right or duty purportedly waived with reasonable specificity; (k) the Offered Securities being offered, issued and sold solely in the manner stated in the Registration Statement, any appropriate prospectus supplement or other offering material; and (l) in the case of the Indenture, any Warrant Agreement, the Warrants, any certificates of designations, any underwriting agreement and any other agreements or instruments pursuant to which any Offered Securities are to be issued or sold that come into existence after the date of this opinion or that were otherwise not provided to us (including, without limitation, any supplements to or other amendments of the Indenture), that such agreements or instruments shall not contain any terms or provisions that would have the effect, under applicable law, of vitiating or creating a contractual defense to the validity and legally binding nature of such instrument or agreement, or that would affect the validity of any of the opinions rendered herein. No opinion is expressed herein with respect to (i) the qualification of the Offered Securities under the securities or blue sky laws of any state or any foreign jurisdiction or (ii) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Offered Securities while the Registration Statement is in effect. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Ice Miller LLP